Exhibit 10.12

SALISBURY BANCORP, INC.

2011 LONG TERM INCENTIVE PLAN

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Amendment Number Two

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THIS AMENDMENT NUMBER TWO (the “Amendment”) to the Salisbury Bancorp, Inc. 2011 Long Term Incentive Plan (the “Plan”) is made by Salisbury Bancorp, Inc. (the “Company”) effective as of the 29th day of January, 2016.

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Compensation Committee of the Company (the “Committee”) desires to amend the Plan in order to increase the number of shares granted annually to each Director as the Director’s Annual Stock Retainer from 240 shares to 340 shares; and

WHEREAS, Section 4.3(j) of the Plan authorizes the Committee to amend the Plan.

NOW, THEREFORE, the Amendment is hereby adopted as follows:

1.	Subsection 13.2(a) of the Plan is hereby amended to read as follows:

“(a) “Annual Stock Retainer” means the 340 shares of Stock payable to each Director on an annual basis as part of each Director’s compensation for service on the Board.”

2.	Subsection 13.2(f) of the Plan is hereby amended to read as follows:

“(f) “Pro-Rated Stock Retainer” means a number of Shares equal to 340 multiplied by a fraction, the numerator of which is the number of months of such a new Director’s service as a member of the Board (rounded to the nearest full month) and the denominator of which is 12, provided, however, that such fraction shall not be in excess of 1.0.”

3.	Section 13.4 of the Plan is hereby amended to read as follows:

“NUMBER OF SHARES AND GRANT DATE. On each annual Grant Date beginning with the first Grant Date after the Effective Date, each Director whose term of office begins with or continues after such Grant Date shall be issued a number of whole shares of Stock set forth in the Annual Stock Retainer (340 shares). Each Director who is first elected to the Board after the Effective Date (and who was not then a member of the Board) other than on an Annual Meeting Date shall be granted a number of whole shares of Stock equal to the Pro-Rated Stock Retainer.”

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth below.

SALISBURY BANCORP, INC.

Date: January 29, 2016	By:	___________________________________
Print Name: Richard J. Cantele, Jr.
Title: President and Chief Executive Officer